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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS



The Partners
Drive Financial Services, LP:


We consent to incorporation by reference in the registration statements (Numbers 333-10345, 333-48671, 333-59333, 333-00623 and 33-09485) on Forms S-3 and S-8 of
FirstCity Financial Corporation, of our report dated February 15, 2002, with respect to the consolidated balance sheets of Drive Financial Services, LP and subsidiaries as of December 31, 2001 and February 28, 2001, and the related consolidated statements of operations, partners' equity, and cash flows for the periods March 1, 2001 through December 31, 2001 and August 1, 2000 through February 28, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of FirstCity Financial Corporation. Our report refers to a change in the method of accounting for residual interests in securitized financial assets in 2001.



                                    KPMG LLP

Dallas, Texas
March 29, 2002